UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2020

Care.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)
(781) 642-5900 (Registrant’s telephone number, include area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRCM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02.	Termination of a Material Definitive Agreement.

On February 3, 2020, in connection with entering into the Marcelo Letter Agreement (as described in Item 5.02 below), the Transition Agreement, effective as of August 6, 2019, by and between Care.com, Inc. (the “Company”) and Sheila Lirio Marcelo, the Company’s President and Chief Executive Officer (the “Transition Agreement”), was terminated. A summary of the material terms of the Transition Agreement is disclosed in the Company’s current report on Form 8-K filed on August 6, 2019, which summary is qualified in its entirety by reference to the full text of the Transition Agreement filed as Exhibits 10.1 thereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers

Marcelo Letter Agreement

On February 3, 2020, the Company, Ms. Marcelo, and IAC/InterActiveCorp (“IAC”) entered into a letter agreement (the “Marcelo Letter Agreement”) whereby, among other things, Ms. Marcelo, the Company and IAC acknowledged and agreed that (i) the Transition Agreement was terminated and of no continuing force or effect as of February 3, 2020 and that Ms. Marcelo will have no rights under the Transition Agreement; (ii) Ms. Marcelo’s resignation as President and Chief Executive Officer of the Company and termination of employment with the Company will be effective as of the closing of the transactions contemplated by that certain Agreement and Plan of Merger entered into by the Company, IAC and Buzz Merger Sub Inc. (“Merger Sub”), pursuant to which IAC has made a tender offer for all of the outstanding shares of the Company’s common stock and Series A Convertible Preferred Stock ( the “Tender Offer”) immediately after which, upon satisfaction of certain conditions of the Tender Offer, Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of IAC (the “Merger”); (iii) Ms. Marcelo’s resignation and termination will constitute a qualifying termination under Ms. Marcelo’s executive severance agreement with the Company, dated July 19, 2017 (the “Marcelo Severance Agreement”), and, subject to Ms. Marcelo’s execution and non-revocation of a release of claims in favor of the Company and its affiliates, Ms. Marcelo will be entitled to receive the severance payments and benefits set forth in the Marcelo Severance Agreement (assuming a base salary of $485,000 and a target annual bonus of $485,000 for purposes of calculating such severance payments and benefits), payable in accordance with the schedule that was provided under the Transition Agreement prior to its termination; and (iv) the Company will pay the reasonable legal fees (not to exceed $25,000) of Ms. Marcelo’s counsel with respect to their help in preparing the Marcelo Letter Agreement. The Marcelo Letter Agreement will be null and void if the closing of the Merger does not occur.

The foregoing description of the Marcelo Letter Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Executive Severance Agreement with Michael Goss

On February 7, 2020, the Company entered into an executive severance agreement with Michael Goss, the Company’s acting Chief Financial Officer (the “Severance Agreement”). Under the terms of the Severance Agreement, upon a qualifying termination, Mr. Goss will be eligible to receive (a) continued payment of his then-current base salary for a period of six months following the qualifying termination, payable in accordance with the Company’s ordinary payroll practices and (b) payment of continued healthcare insurance premiums for a period of up to six months. In addition, Mr. Goss will be entitled to receive accrued and earned, but unpaid, remuneration due to him through the date of his qualifying termination, including, without limitation, earned but unpaid salary, accrued but unpaid time off, other amounts or benefits under the Company’s employee benefit plans, programs or arrangements and earned but unpaid annual bonus for the year immediately prior to the qualifying termination (provided that, Mr. Goss will not receive any cash bonus amount in respect of the 2019 performance year).

The foregoing severance payments and benefits are subject to Mr. Goss’s continued compliance with restrictive covenants and his execution and non-revocation of a general release of claims in favor of the Company and its affiliates. Mr. Goss is subject to confidentiality, non-compete and non-solicit covenants pursuant to which he has agreed to refrain from disclosing the Company’s proprietary information in perpetuity and from competing with the Company or soliciting the Company’s clients, customers or employees for a period of 12 months following termination of his employment. The severance payments and benefits for Mr. Goss are also subject to reduction to the extent necessary to avoid application of Section 280G of the Internal Revenue Code if the reduction results in his retaining a greater amount of benefits on an after-tax basis.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Retention Bonus Agreements with Certain Officers

On February 7, 2020, the Company entered into retention bonus agreements with each of Mr. Goss and David Krupinski, the Company’s Chief Technology, Safety and Cybersecurity Officer. The retention bonus agreements provide for cash retention bonus awards that vest and become payable 50% upon the closing of the Merger and 50% on the date that is six months following the closing of the Merger, in each case, subject to Mr. Goss’s or Mr. Krupinski’s continued service with the Company or one of its subsidiaries through the applicable vesting date; provided, however, that such cash retention award will become fully vested and payable upon the involuntary termination of Mr. Goss’s or Mr. Krupinski’s employment, respectively, subject to his execution and non-revocation of a release of claims in favor of the Company and its affiliates. The retention bonus award amount for Mr. Goss is $114,000, and the retention bonus award amount for Mr. Krupinski is $145,000.

The foregoing description of the retention bonus agreements does not purport to be complete and is qualified in its entirety by reference to such agreements, which are filed herewith as Exhibit 10.3 and Exhibit 10.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)

Exhibit Number	Exhibit Title or Description

10.1	Letter Agreement, dated February 3, 2020, by and among the Company, IAC/InterActiveCorp and Sheila Lirio Marcelo (incorporated by reference to Exhibit (e)(13) to the Schedule 14D-9/A filed by the Company on February 3, 2020)
10.2	Executive Severance Agreement, dated as of February 7, 2020, between the Company and Michael Goss
10.3	Retention Bonus Agreement, dated as of February 7, 2020, between the Company and Michael Goss
10.4	Retention Bonus Agreement, dated as of February 7, 2020, between the Company and David Krupinski

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements regarding future events, including statements regarding the terms of the Marcelo Letter Agreement, the Severance Agreement, and Mr. Goss’s and Mr. Krupinski’s retention bonus agreements. These statements are only predictions and reflect the Company’s current beliefs and expectations. Actual events or results may differ materially from those contained in the forward-looking statements. It is routine for internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change. Although these expectations may change, the Company will not necessarily inform you if they do nor will the Company necessarily update the information contained in this current report on Form 8-K. Readers are urged to read the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this report are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 7, 2020	By:	/s/ MELANIE GOINS
Melanie Goins
General Counsel and Corporate Secretary